UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 15, 2007

CYCLACEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50626	91-1707622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Connell Drive
Suite 1500
Berkeley Heights, NJ 07922
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (908) 517-7330

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02

Results of Operations and Financial Condition.

On March 15, 2007, Cyclacel Pharmaceuticals, Inc. issued its earning release concerning the fourth quarter and fiscal year end results. That release contained an error with respect to earnings per share data for each of the fourth quarater and year end results. Net loss for the fourth quarter should have been $0.34 per share rather than $0.36 per share and the net loss for the year end should have been $2.40 rather than $2.06. This Amendment No. 1 is attaching the complete corrected release that was released on March 19,2007.

The information set forth under this “Item 2.02. Results of Operations and Financial Condition”, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Attached as Exhibit 99.1 is a copy of the amended press release of Cyclacel Pharmaceuticals, Inc., dated March 15, 2007, announcing certain financial results for its fiscal fourth quarter and year ended December 31, 2006.

Item 9.01

Financial Statements and Exhibits

The following exhibit is furnished with this report:

Exhibit No.

Description

99.1

Press Release dated March 15, 2007 as corrected and issued on March 19, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYCLACEL PHARMACEUTICALS, INC.

By:

/s/ Paul McBarron

Name:

Paul McBarron

Title:

Executive Vice President,

Finance and Chief Operating Officer

Date: March 20, 2007